UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 25, 2017

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2017, the Board of Directors (the “Board”) of W.W. Grainger, Inc. (the “Company”) appointed Beatriz R. Perez as a director, effective immediately. The Board also appointed Ms. Perez to its Board Affairs and Nominating Committee, and Compensation Committee. With the appointment of Ms. Perez, the size of the Board was increased to 11 directors. A copy of the Company’s press release announcing Ms. Perez’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The appointment of Ms. Perez was not pursuant to any arrangement or understanding between her and any other person. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Perez or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Ms. Perez will be compensated in accordance with the Company’s compensation program for non-employee directors. The program currently provides that directors are eligible to receive an annual deferred stock unit grant equal to $145,000, divided by the 200-day average closing price of the Company’s shares of common stock through January 31, 2017, rounded up to the next ten-share increment, and an $85,000 annual cash retainer (some or all of which may be deferred in a deferred stock unit account). Ms. Perez’s compensation will be pro-rated to reflect that her appointment to the Board occurred approximately 3 months after the 2017 annual meeting of shareholders of the Company.

Ms. Perez will also be entitled to be indemnified by the Company in accordance with its standard form of indemnification agreement for its directors and officers, which provides that the Company will indemnify its directors and officers to the fullest extent permitted by law in connection with any proceedings relating to being or having been a director or officer of the Company and advance any expenses incurred in connection with any such proceedings. The form of indemnification agreement was filed as Exhibit 10(b)(i) to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 4, 2009.

Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document Description

99.1	Press release dated July 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 25, 2017

W.W. GRAINGER, INC.

By:	/s/ Hugo Dubovoy Jr.
Hugo Dubovoy, Jr. Vice President, Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press release dated July 25, 2017